Exhibit n.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 of our report dated February 22, 2017 on our audit of the financial statements of Universal Processing Services of Wisconsin, LLC, as of December 31, 2016, and for the year then ended, which are included in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2.

New York, NY

August 29, 2017

An Independent Member of Urbach Hacker Young International